UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 2, 2007
Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50767 (Commission File Number)	04-3523569 (IRS Employer Identification No.)

60 Westview Street, Lexington, Massachusetts (Address of Principal Executive Offices)	02421 (Zip Code)
Registrant’s telephone number, including area code: (781) 402-5700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On March 2, 2007, the Board of Directors approved the Critical Therapeutics, Inc. company goals for 2007. These company goals will be considered in determining actual bonus amounts for executive officers in respect of the 2007 fiscal year. The company goals for 2007 consist of the following:
•	enhance the commercial value of zileuton CR by signing a co-promotion arrangement for zileuton CR, launching zileuton CR following FDA approval, initiating a Phase IIIb clinical trial of zileuton CR, increasing ZYFLO prescriptions and achieving specified business development goals;

•	progress the research and development pipeline by initiating a Phase II clinical trial of zileuton injection, completing specified preclinical work for the alpha-7 receptor program, establishing a co-development collaboration arrangement for the alpha-7 receptor program and supporting MedImmune in selecting a lead candidate for the HMGB1 program;

•	establish a strong financial position by managing corporate cash spending and ensuring adequate funding and communicate effectively with investors; and

•	create an attractive organization by establishing employee programs, recruiting key employees and developing a long-term facility strategy.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2007	CRITICAL THERAPEUTICS, INC.
	By:	/s/ Frank E. Thomas
Frank E. Thomas
President and Chief Executive Officer